EXHIBIT 99.1

FORTEGRA FINANCIAL ANNOUNCES A 13.4% INCREASE IN SECOND QUARTER INCOME FROM CONTINUING OPERATIONS BEFORE NON-CONTROLLING INTERESTS

Jacksonville, FL - August 11, 2014 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company offering a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies, reported its results for the quarter ended June 30, 2014.

The following highlights compare our second quarter ended June 30, 2014 results to our second quarter ended June 30, 2013:

•	Direct and assumed written premiums increased 20.2% to a record $120.2 million.

•	Total revenues from continuing operations increased 4.2% to $88.5 million.

•	Net revenues from continuing operations* increased 5.2% to $27.3 million.

•	Income from continuing operations before non-controlling interests increased 13.4% to $3.9 million.

•	Adjusted EBITDA from continuing operations* increased 7.1% to $9.4 million.

* - A Non-GAAP financial measure.

"We are pleased to report that our second quarter of 2014 built on the success we delivered in the first quarter. Our second quarter results were driven by new business gains in our payment protection products and lower claims costs," said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra Financial. "Our second quarter performance compares quite favorably to the second quarter of 2013, which included higher net realized gains on the sale of investments of $1.3 million and a $0.4 million gain on the sale of our Magna subsidiary. Our direct and assumed written premiums were up 20.2% over the prior year to a record $120.2 million. Another key highlight is our ever-vigilant expense management, which is reflected in our EBITDA margin improvement and is being accomplished without compromising the level and quality of our services and products that we offer to our customers. The quarter reflects our continued success and we believe that we are well positioned for future growth. Moreover, we remain on target to meet our previously provided guidance."

Second Quarter 2014 Results
Total revenues from continuing operations increased $3.6 million, or 4.2%, to $88.5 million for the quarter ended June 30, 2014, compared to $84.9 million for the same period in 2013. The increase in revenues for 2014 includes organic growth of $0.7 million and $4.2 million as a result of the accounting treatment required under purchase accounting for the ProtectCELL acquisition, partially offset by $1.3 million of net realized gains on the sale of investments in 2013 that did not reoccur in 2014. The organic growth is primarily attributable to increases of $3.3 million from our payment protection products mainly reflected in ceding commissions and $1.6 million from our auto insurance products. Direct and assumed earned premiums increased $18.9 million, while ceded earned premiums increased $19.4 million due to higher subject premiums and 2014 increases to ceding percentages in certain reinsurance agreements; thus net earned premiums decreased but ceding commissions increased. These areas of growth were partially offset by a $2.4 million decrease in motor club revenues, a $1.3 million decrease in organic ProtectCELL revenues, and a $0.5 million net decrease from our smaller revenue streams.

Net revenues, a Non-GAAP financial measure, increased $1.4 million, or 5.2%, to $27.3 million for the three months ended June 30, 2014 compared to $25.9 million for the same period in 2013. This increase represents the organic growth in total revenues and lower member benefit claims and net losses and loss adjustment expenses, partially offset by increased commissions due to the growth in revenues, and the 2013 net realized investment gains that did not reoccur in 2014. Excluding the impact of net realized gains on the sale of investments, net revenues increased $2.6 million, or 10.7%.

Operating expenses, a Non-GAAP financial measure, increased $0.3 million, or 1.9%, to $18.2 million for the quarter ended June 30, 2014 compared to $17.9 million for the same period in 2013. The 2014 period included a $0.4 million increase in personnel costs at ProtectCELL resulting from adding staff during 2013 to support business objectives, partially offset by savings in other areas. Other operating expenses decreased $0.1 million, or 1.5%, to $8.2 million for the 2014 period compared to $8.4 million for the same period in 2013.

Income from continuing operations before non-controlling interests for the quarter ended June 30, 2014 increased $0.5 million, or 13.4%, to $3.9 million compared to $3.4 million for the same period in 2013.

Net income attributable to Fortegra Financial Corporation decreased $1.2 million, or 26.2%, to $3.3 million for the quarter ended June 30, 2014 compared to $4.4 million for the same period in 2013. Earnings per diluted share attributable to Fortegra Financial Corporation decreased 27.3% to $0.16 for the quarter ended June 30, 2014 compared to $0.22 for the same period in 2013. These decreases are attributable to the results of discontinued operations in the 2013 period.

Balance Sheet
Total investments and cash and cash equivalents increased to $163.2 million at June 30, 2014 compared to $160.5 million at December 31, 2013. Unearned premiums increased to $258.8 million at June 30, 2014 compared to $256.4 million at December 31, 2013. Total debt outstanding at June 30, 2014 increased to $46.0 million compared to $38.3 million at December 31, 2013. Accrued expenses and accounts payable decreased to $46.3 million at June 30, 2014 compared to $53.0 million at December 31, 2013, and liabilities of discontinued operations decreased to $0.9 million at June 30, 2014 compared to $8.6 million at December 31, 2013. Stockholders' equity increased to $175.3 million at June 30, 2014 compared to $166.5 million at December 31, 2013.

Guidance
Based on the Company's performance for the first half of 2014, management's operating assumptions for the remainder of the year and other factors, the Company is reiterating its 2014 guidance of net revenue growth of 7% to 9% and Adjusted EBITDA margin of 32% to 34%.

Conference Call Information
Fortegra's executive management will host a conference call to discuss its first quarter results on Tuesday, August 12, 2014 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the Company's website: http://www.fortegrafinancial.com. A replay of the call will be available beginning August 12, 2014 at 11:30 a.m. Eastern Time and ending on August 19, 2014 at 11:59 p.m. Eastern Time on the Company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The pass code for the replay is 13587539.

Statistical Supplement
The Company has provided a statistical supplement, which is located in the "Investor Relations" section of the Company's website at: http://www.fortegrafinancial.com.

About Fortegra Financial Corporation
Fortegra Financial Corporation (references in this report to "Fortegra Financial," "Fortegra," "we," "us," "the Company" or similar terms refer to Fortegra Financial Corporation and its subsidiaries), traded on the New York Stock Exchange under the symbol: FRF, is an insurance services company headquartered in Jacksonville, Florida. Fortegra offers a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies. Fortegra's brands include FortegraTM, Life of the South®, 4Warranty, ProtectCELLTM, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM and South Bay Acceptance Corporation.

Use of Non-GAAP Financial Information
We may present certain financial measures related to our business that are "Non-GAAP financial measures" within the meaning of Regulation G under the Securities Exchange Act of 1934. We present these Non-GAAP financial measures to provide investors with additional information to analyze our performance from period to period.  Management also uses these measures to assess performance and to allocate resources in managing our businesses.  However, investors should not consider these Non-GAAP financial measures as a substitute for the financial information that we report in accordance with U.S. GAAP.  These Non-GAAP financial measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP financial measures presented by other companies.

In this Earnings Release, we may present Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations. These financial measures are Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income or earnings per share as a measure of operating performance. Net income from continuing operations - Non-GAAP Basis generally means net income adjusted (on a tax-effected basis) by transaction costs associated with acquisitions, stock-based compensation, restructuring expenses, and unusual or non-recurring charges and items that affect comparability of results. Non-GAAP earnings per share from continuing operations - basic and diluted adjust for the impact of the Non-GAAP adjustments to net income, net of tax, on a per share basis. Net revenues are total revenues less net losses and loss adjustment expenses, member benefit claims, and commission expenses. Operating expenses are the sum of personnel costs and other operating expenses. EBITDA from continuing operations is net income before interest expense, income taxes, net income attributable to non-controlling interests, depreciation and amortization. Adjusted EBITDA from continuing operations means "Consolidated Adjusted EBITDA", which is defined under our credit facility with Wells Fargo Bank, N.A. and which generally means consolidated net income before net income attributable to non-controlling interests, consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense, relating to continuing operations. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense, and unusual or non-recurring charges and items that affect comparability of results. The calculations presented in the tables "RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)" do not give effect to certain additional adjustments permitted under our credit facility, which if included, would increase the amount of Adjusted EBITDA from continuing operations reflected in this table. We believe presenting Net Income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenue, Operating expenses,

EBITDA from continuing operations and Adjusted EBITDA from continuing operations provides investors with supplemental financial measures of our operating performance.
In addition to the financial covenant requirements under our credit facility, management uses Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. We measure Net revenue as another means of understanding product contributions to our results. We measure Operating expenses to reconcile from Net revenues to EBITDA. Although we use EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures to assess the operating performance of our business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both necessary elements of our costs and operations. Since we use property and equipment to generate revenues, depreciation expense is a necessary element of our costs. In addition, the omission of amortization expense associated with our intangible assets further limits the usefulness of this financial measure. Management believes the inclusion of the adjustments to EBITDA from continuing operations to derive Adjusted EBITDA from continuing operations are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because EBITDA from continuing operations and Adjusted EBITDA from continuing operations do not account for these expenses, their utility as financial measures of our operating performance has material limitations. Due to these limitations, management does not view EBITDA from continuing operations and Adjusted EBITDA from continuing operations in isolation or as primary financial performance measures.
We believe Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations are frequently used by securities analysts, investors and other interested parties in the evaluation of similar companies in similar industries and to measure the company's ability to service its debt and other cash needs. Because the definitions of Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.
Forward-Looking Statements
This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013 along with our other filings with the Securities and Exchange Commission ("SEC"). This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained or referred to in this press release (including statements regarding: the Company's guidance related to net revenue growth and Adjusted EBITDA margins, the impact of seasonality on EBITDA margins, second half of 2014 business momentum, management's operating assumptions, the Company being well positioned for future growth, the efficiency and flexibility of our business under our new operating structure, the size of the market opportunity resulting from our competitor's announced exit from a segment of the payment protection market and management's projected premium growth, the level of contribution of our recently introduced products to our revenue growth in 2014, and new product launches) are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q, and any amendments to those reports. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether the result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegrafinancial.com.

Contacts:
Stephanie Gannon
(904) 352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Service and administrative fees	$42,074	$42,040	$86,042	$80,898
Ceding commissions	11,996	6,957	22,545	14,120
Net investment income	777	746	1,484	1,649
Net realized investment gains	4	1,280	5	1,287
Net earned premium	33,163	33,681	68,091	66,823
Other income	510	243	885	334
Total revenues	88,524	84,947	179,052	165,111

Expenses:
Net losses and loss adjustment expenses	9,877	10,604	20,703	21,139
Member benefit claims	10,511	11,424	21,182	20,790
Commissions	40,842	36,986	80,913	72,348
Personnel costs	9,980	9,508	20,171	20,305
Other operating expenses	8,237	8,364	16,462	16,439
Depreciation and amortization	1,229	1,205	2,478	2,382
Amortization of intangibles	1,318	1,299	2,635	2,767
Interest expense	934	946	1,854	1,799
Loss on note receivable	—	—	1,317	—
(Gain) on sale of subsidiary	—	(402)	—	(402)
Total expenses	82,928	79,934	167,715	157,567
Income from continuing operations before income taxes	5,596	5,013	11,337	7,544
Income taxes - continuing operations	1,718	1,593	3,700	2,075
Income from continuing operations before non-controlling interests	3,878	3,420	7,637	5,469
Discontinued operations:
Income from discontinued operations - net of tax	—	1,207	—	2,469
Discontinued operations - net of tax	—	1,207	—	2,469
Net income before non-controlling interests	3,878	4,627	7,637	7,938
Less: net income attributable to non-controlling interests	602	185	1,463	1,003
Net income attributable to Fortegra Financial Corporation	$3,276	$4,442	$6,174	$6,935

Earnings per share - Basic:
Net income from continuing operations - net of tax	$0.17	$0.17	$0.31	$0.23
Discontinued operations - net of tax	—	0.06	—	0.13
Net income attributable to Fortegra Financial Corporation	$0.17	$0.23	$0.31	$0.36

Earnings per share - Diluted:
Net income from continuing operations - net of tax	$0.16	$0.16	$0.30	$0.22
Discontinued operations - net of tax	—	0.06	—	0.12
Net income attributable to Fortegra Financial Corporation	$0.16	$0.22	$0.30	$0.34

Weighted average common shares outstanding:
Basic	19,745,115	19,540,610	19,698,444	19,548,632
Diluted	20,440,133	20,523,090	20,463,929	20,583,951

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME - Discontinued Operations (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended	For the Six Months Ended
	June 30, 2013	June 30, 2013
Income from discontinued operations:
Revenues:
Brokerage commissions and fees	$9,891	$19,622
Net investment income	6	12
Other income	16	16
Total revenues	9,913	19,650

Expenses:
Personnel costs	5,086	10,135
Other operating expenses	1,546	2,888
Depreciation and amortization	162	303
Amortization of intangibles	481	961
Interest expense	598	1,189
Total expenses	7,873	15,476
Income from discontinued operations before income taxes	2,040	4,174
Income taxes - discontinued operations	833	1,705
Income from discontinued operations - net of tax	$1,207	$2,469

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands)

	At
	June 30, 2014	December 31, 2013
Assets:
Investments:
Fixed maturity securities available-for-sale, at fair value	$144,816	$131,751
Equity securities available-for-sale, at fair value	6,901	6,198
Short-term investments	871	871
Total investments	152,588	138,820
Cash and cash equivalents	10,657	21,681
Restricted cash	12,279	17,293
Accrued investment income	1,339	1,175
Notes receivable, net	18,297	11,920
Accounts and premiums receivable, net	15,743	18,702
Other receivables	29,941	33,409
Reinsurance receivables	219,074	215,084
Deferred acquisition costs	67,841	78,042
Property and equipment, net	13,133	14,332
Goodwill	73,701	73,701
Other intangible assets, net	46,538	49,173
Other assets	7,820	6,307
Assets of discontinued operations	491	791
Total assets	$669,442	$680,430

Liabilities:
Unpaid claims	$38,549	$34,732
Unearned premiums	258,778	256,380
Policyholder account balances	22,081	23,486
Accrued expenses, accounts payable and other liabilities	46,290	53,035
Income taxes payable	2,722	2,842
Deferred revenue	59,508	76,927
Notes payable	10,979	3,273
Preferred trust securities	35,000	35,000
Deferred income taxes, net	19,288	19,659
Liabilities of discontinued operations	908	8,603
Total liabilities	494,103	513,937

Stockholders' Equity:
Preferred stock	—	—
Common stock	213	209
Treasury stock	(8,014)	(8,014)
Additional paid-in capital	100,121	99,398
Accumulated other comprehensive loss, net of tax	(1,560)	(3,665)
Retained earnings	78,706	72,532
Stockholders' equity before non-controlling interests	169,466	160,460
Non-controlling interests	5,873	6,033
Total stockholders' equity	175,339	166,493
Total liabilities and stockholders' equity	$669,442	$680,430

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET REVENUES, OPERATING EXPENSES, EBITDA FROM CONTINUING OPERATIONS AND
ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(All Amounts in Thousands, except for percentages)

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - NET REVENUES
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Total revenues	$88,524	$84,947	$179,052	$165,111
Less :
Net losses and loss adjustment expenses	9,877	10,604	20,703	21,139
Member benefit claims	10,511	11,424	21,182	20,790
Commissions	40,842	36,986	80,913	72,348
Net revenues	$27,294	$25,933	$56,254	$50,834

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - OPERATING EXPENSES
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Personnel costs	$9,980	$9,508	$20,171	$20,305
Other operating expenses	8,237	8,364	16,462	16,439
Operating expenses	$18,217	$17,872	$36,633	$36,744

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Income from continuing operations before non-controlling interests	$3,878	$3,420	$7,637	$5,469
Depreciation	1,229	1,205	2,478	2,382
Amortization of intangibles	1,318	1,299	2,635	2,767
Interest expense	934	946	1,854	1,799
Income taxes	1,718	1,593	3,700	2,075
EBITDA from continuing operations	9,077	8,463	18,304	14,492
Transaction costs (1)	18	55	28	141
Restructuring expenses	—	80	—	1,234
(Gain) on sale of subsidiary	—	(402)	—	(402)
Legal expenses	—	243	—	243
Stock-based compensation expense	291	328	581	632
Loss on note receivable	—	—	1,317	—
Adjusted EBITDA from continuing operations	$9,386	$8,767	$20,230	$16,340

EBITDA from continuing operations margin (2)	33.3%	32.6%	32.5%	28.5%
Adjusted EBITDA from continuing operations margin (3)	34.4%	33.8%	36.0%	32.1%

(1) Represents transaction costs associated with completed and/or potential acquisitions.
(2) EBITDA from continuing operations margin is calculated by dividing EBITDA from continuing operations by Net Revenues.
(3) Adjusted EBITDA from continuing operations margin is calculated by dividing Adjusted EBITDA from continuing operations by Net Revenues.

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET INCOME FROM CONTINUING OPERATIONS - NON-GAAP BASIS
AND NON-GAAP EARNINGS PER SHARE FROM CONTINUING OPERATIONS
(All Amounts in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Income from continuing operations before non-controlling interests	$3,878	$3,420	$7,637	$5,469
Less: net income attributable to non-controlling interests	602	185	1,463	1,003
Net income from continuing operations	3,276	3,235	6,174	4,466
Non-GAAP Adjustments, net of tax *
Transaction costs associated with acquisitions (1)	18	55	28	141
Stock-based compensation	189	213	378	410
Loss on note receivable	—	—	857	—
Gain on sale of subsidiary	—	(261)	—	(261)
Restructuring expenses	—	52	—	799
Legal	—	158	—	158
Total Non-GAAP adjustments, net of tax	207	217	1,263	1,247
Net income from continuing operations - Non-GAAP basis	$3,483	$3,452	$7,437	$5,713

Earnings per share - Basic:
GAAP earnings per share from continuing operations - basic	$0.17	$0.17	$0.31	$0.23
Non-GAAP adjustments, net of tax	0.01	0.01	0.07	0.06
Non-GAAP earnings per share from continuing operations - basic	$0.18	$0.18	$0.38	$0.29

Earnings per share - Diluted:
GAAP earnings per share from continuing operations - diluted	$0.16	$0.16	$0.30	$0.22
Non-GAAP adjustments, net of tax	0.01	0.01	0.06	0.06
Non-GAAP earnings per share from continuing operations - diluted	$0.17	$0.17	$0.36	$0.28

Weighted average common shares outstanding:
Basic	19,745,115	19,540,610	19,698,444	19,548,632
Diluted	20,440,133	20,523,090	20,463,929	20,583,951

* - Tax effected at approximately 35.0%.
(1) Adjustments not tax effected.
Note: Earnings per share amounts may not add or recalculate due to rounding.